Exhibit 99.1

Verano Launches BITS, Company’s New Low-Dose, High-Function Edibles

BITS are the everyday cannabis consumable, containing a gentle blend of low-dose cannabinoid ratios and adaptogens so that consumers can do more with less

●	BITS™ offer a unique brand platform hinging on 5mg of THC, complemented by additional cannabinoids including CBD, CBG and CBN, and functional adaptogens in five delicious flavor varieties
●	BITS™ pectin-based gummies combine tailored cannabinoid ratios and adaptogens for versatility in enhancing an array of everyday use-cases: Acai Affection, Pomegranate R&R, Elderberry Wellness, Guava Go, and Yuzu Zone
●	The everyday edible that encourages doing – without overdoing it, BITS™ aim to make the cannabis edible experience more accessible, less intimidating, and enjoyable for all
●	BITS™ will be available at Zen Leaf dispensaries and third-party retail locations across Illinois, Maryland, Massachusetts, Nevada, New Jersey, and Ohio beginning in early November and will launch in Arizona and Florida soon after

CHICAGO, November 3, 2022 – Verano Holdings Corp. (CSE: VRNO) (OTCQX: VRNOF) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced the launch of BITS™, a new line of low-dose, high-function edibles that allow cannabis consumers to do more with less. Each of BITS’ five initial flavors offer a blend of 5 mg of THC, complementary cannabinoids and adaptogens designed to enhance not overtake, and to make the cannabis edible experience less intimidating, more accessible and enjoyable.

Beginning November 4, 2022, the new product line from Verano will be available across the Company’s Zen Leaf™ dispensaries and third-party retail locations in six core markets: Illinois, Maryland, Massachusetts, Nevada, New Jersey and Ohio, with additional rollouts in Arizona and Florida expected in the near future.

Designed with function in mind, BITS™ aim to enhance everyday experiences by tapping into the many benefits of cannabis and adaptogens. BITS’ novel product profiles include:

●	Yuzu Zone: A thoughtful blend of ginseng, reishi, turmeric, THC and CBG, this savvy sativa edible embodies anti-procrastination, meant to help you tackle that lengthy to-do list.

●	Elderberry Wellness: A soothing indica blend with equal parts THC and CBD, plus elderflower, elderberry, and acerola, to add a hint of well-being to any cozy comfort.

●	Pomegranate R&R: This dreamy indica edible is infused with THC and CBN, plus ashwaganda and lemon balm, to help you discover a more satisfying sleep.

●	Acai Affection: This sensual hybrid edible made with THC, rose extract, and rose hip delivers a hint of passion to enhance moments of intimacy.

●	Guava Go: This sativa edible is made with THC, coffee fruit and guarana for a natural boost, activating you for whatever the day throws your way.

“Launching BITS adds another powerful and complementary piece to our growing portfolio that appeals to a broad base of cannabis consumers of all experience levels,” said George Archos, Verano Founder and Chief Executive Officer. “With the introduction of BITS across several core markets, we’re excited to drive further momentum while delivering more variety to cannabis consumers to address their diverse individual tastes and wellness needs.”

BITS joins the Company’s growing brand portfolio that includes its namesake offering of Verano Reserve and Essence flower, Swift Lift mini pre-rolled joints, extracts and vaporizers; Encore Edibles, hand-crafted cannabis gummies, hard candies, mints, caramels and chocolates; Avexia topicals, tablets, tinctures and RSO, made to effortlessly enhance any self-care routine; and Savvy flower and vaporizers, larger-format cannabis products catering to more value-driven patients and consumers. For more information on BITS and Verano, visit www.bits.verano.com and www.verano.com.

About Verano

Verano is a leading, vertically integrated, multi-state cannabis operator in the U.S., devoted to the ongoing improvement of communal wellness by providing responsible access to regulated cannabis products. With a mission to address vital health and wellness needs, Verano produces a comprehensive suite of premium, innovative cannabis products sold under its trusted portfolio of consumer brands, including Verano™, Avexia™, BITS™, Encore™, MŪV™ and Savvy™. Verano’s portfolio encompasses 14 U.S. states, with active operations in 13, including 14 production facilities comprising over 1,000,000 square feet of cultivation capacity. Verano designs, builds, and operates dispensaries under retail brands including Zen Leaf™ and MŪV™, delivering a superior cannabis shopping experience in both medical and adult-use markets. Learn more at www.verano.com.

Contacts:

Media

Verano

Grace Bondy

Manager, Communications

Grace.Bondy@verano.com

Investors

Verano

Julianna Paterra, CFA

Director, Investor Relations

Julianna.Paterra@verano.com

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. The forward-looking statements contained herein include, but are not limited to, statements or information with respect to (a) the ability to obtain additional debt financing, (b) the Company’s ability to achieve its target blended cost of capital and (c) the Company’s ability to secure additional real-estate secured indebtedness at favorable interest rates. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors discussed in the Company’s Form 10 and Form 10-Q filed on EDGAR at www.sec.gov. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.

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